UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Under Rule 14a-12

ALBERTON ACQUISITION CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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ALBERTON ACQUISITION CORPORATION

Room 1001, 10/F, Capital Center

151 Gloucester Road, Wanchai, Hong Kong

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS
To Be Held On April 23, 2020

TO THE SHAREHOLDERS OF ALBERTON ACQUISITION CORPORATION:

On March 31, 2020, Alberton Acquisition Corporation (the “Company” or “Alberton”) filed with the Securities and Exchange Commission and mailed to its shareholders a definitive proxy statement (“Proxy Statement”) with respect to a special meeting to be held at 9:30 a.m., Eastern Standard Time, at Alberton’s corporate headquarter, located at 11th Floor, South Tower, Tongye Tower, 7008 North Ring Avenue, Futian District, Shenzhen, China, on April 23, 2020, for the purpose of considering and voting upon the following proposals:

●	To amend the Company’s memorandum and articles of Association dated October 24, 2018 (as may amended from time to time, the “M&A”) to allow the Company, by resolutions of shareholders passed by shareholders holding no less than 65% or more of the votes of the Company’s shares cast (in person or by proxy) at the special meeting, to extend the date before which the Company must complete a business combination (the “Termination Date”) from April 27, 2020 (the “Current Termination Date”) to October 26, 2020 or such earlier date as determined by the Board (the “Extended Termination Date”, such extension is herein referred as the “Extension” hereinafter and such amendment to the M&A as forth in Annex A is herein referred as the “Extension Amendment”);

●	To direct the chairman of the special meeting to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the foregoing proposal.

Revised Contribution

As previously disclosed in the Proxy Statement, if the Extension is approved, the Company will deposit into the trust account $0.02 for each public share that is not redeemed, for each monthly period, or portion thereof, that is needed by the Company to complete an initial business combination from April 27, 2020 until the date of the consummation of its business combination (the “Original Contribution”).

On April 20, 2020, the Company announced that it has agreed that if the Extension is approved, for the aggregate public shares that are not redeemed by the Company’s shareholders in connection with the Extension (collectively, the “Remaining Shares”, each, a “Remaining Share”), for each monthly period, or portion thereof, that is needed by the Company to complete an initial business combination during the Extension, it will deposit $60,000 per month in the trust account (the “Cash Contribution”). The Cash Contribution will be deposited as additional interest on the proceeds in the trust account and will be distributed pro rata as a part of redemption amount to each Remaining Share in connection with a future redemption. In addition, at the earlier date (the “Issuance Date”) of the consummation of its initial business combination and the expiry of the Extension, the Company will issue a dividend of one warrant to purchase one-half of one ordinary share for each Remaining Share. Each such warrant will be identical to the warrants included in the units sold in the Company’s initial public offering (the “Dividend”, collectively with the Cash Contribution, the “Revised Contribution”). The Revised Contribution replaces the Original Contribution

In addition, the Cash Contribution is subject to the following deposit schedule (the “Deposit Schedule”): the aggregate amount of the cash contribution of first two months of $120,000 will be deposited into the trust account within 7 business days of April 27, 2020 and the cash contribution of each subsequent month of $60,000 will be deposited into the trust account with 7 business days of 27th day of such month.

Additional Information

On April 17, 2020, the Company issued an unsecured promissory note in the aggregate principal amount of $500,000 (the “Note”) to Qingdao Zhongxin Huirong Distressed Asset Disposal Co, Ltd. (“AMC Sino”), a PRC company based in Qingdao, its registered assignees or successor in interest (the “Payee”). The Note was issued in connection with a non-binding letter of intent entered into by and between Alberton and Zhongxin AmcAsset Limited (“AmcAsset”), a holding company incorporated in the British Virgin Islands, to consummate a potential business combination with AmcAsset (the “LOI”). AmcAsset is a transnational distressed asset management company with foothold in the U.S. and China, and undergoing global expansion. AmcAsset holds 100% equity interest of Quest Mark Capital Inc., a California corporation located in Los Angeles, and Qingdao Zhongbiao Distressed Asset Management Co., Ltd (“Zhongbiao”), to which AMC Sino is related.

The principle of the Note of $500,000 will be paid in installments according to the needs of the Company, with the first payment of no less than $100,000 to be made within one business day after execution of the Note. The Note is non-interest bearing and is payable on the date on which Alberton consummates its initial business combination with Payee or another qualified target company (a “Qualified Business Combination” and such date, the “Maturity Date”), subject to certain mandatory repayment arrangement set forth in the Note. The principal balance may be prepaid at any time without penalty.

Notwithstanding the issuance of the Note and the non-binding LOI, Alberton has not entered into any definitive agreements, for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities.

The Company plans to deposits the proceeds of the Note into the trust account as the Cash Contribution pursuant to the Deposit Schedule. The Company is also advised by Mrs. Guan Wang, its Chief Executive Officer and Chairwoman, that she may contribute to the Company as loan for any remaining balance of the Cash Contribution on as needed basis in a timely manner.

Recommendation of the Board

The Company’s board of directors continues to recommend that you vote “FOR” the Extension Amendment.

Please read this Proxy Supplement carefully and in its entirety together with the Proxy Statement, which was previously mailed to you, before voting. To the extent that any information contained in the Proxy Supplement is inconsistent with the information contained in the Proxy Statement, the Proxy Supplement shall be deemed to have superseded the Proxy Statement.

If you have questions about the proposals or if you need additional copies of this Proxy Supplement, the Proxy Statement or the proxy card, you should contact Advantage Proxy, Inc., Attn: Karen Smith, the Company’s proxy solicitor, at (877) 870-8556 (banks and brokers can call collect at (206) 870-8565) or at ksmith@advantageproxy.com.

Dated: April 20, 2020

Sincerely,

/s/ Guan Wang
Guan Wang
Chairman of the Board

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U. S. STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT OR PASSED UPON THEIR MERITS OR FAIRNESS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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